EXHIBIT 31.2

CERTIFICATION (Section 302)

I, Brian Odle, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of The Awareness Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting, and have designed and evaluated such controls as required by Rules 13a-15 and 15d-15; and

5. The registrant’s other certifying officer and I have disclosed to the registrant’s auditors and the board all significant deficiencies, material weaknesses, and any fraud involving management or employees with a significant role in internal control over financial reporting.

Date: July 15, 2026 /s/ Brian Odle — Brian Odle, Interim Chief Financial Officer (Principal Financial and Accounting Officer)